MORGAN STANLEY Securitized Products Group	February 20th, 2007

Term Sheet
$290,840,000
Approximately

Morgan Stanley Mortgage Loan Trust
2007-4SL

Mortgage Pass-Through Certificates,
Series 2007-4SL

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000090514806006883/0000905148-06-006883.txt

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MORGAN STANLEY Securitized Products Group	February 20th, 2007

$290,840,000
(Approximately)
Morgan Stanley Mortgage Loan Trust 2007-4SL

Morgan Stanley Capital I Inc.
Depositor

GMAC Mortgage Corporation
Servicer

Transaction Highlights

Offered Classes	Description	Balance ($)(3)	Expected Ratings (S&P / Moody’s)	Avg Life to Call (1)/ Mty (2)	Principal Window To Call (1)/ Mty(2)	Initial Subordination Level	Benchmark
A	Floater	207,051,000	AAA/Aaa	1.17 / 1.17	1 - 33 / 1 - 33	32.05%	1 Mo. LIBOR
M-1	Floater	15,540,000	AA+/Aa1	5.03 / 6.90	33 - 65 / 33 - 145	26.95%	1 Mo. LIBOR
M-2	Floater	14,626,000	AA/Aa1	***Not Offered Hereby***			1 Mo. LIBOR
M-3	Floater	6,703,000	AA-/Aa2	***Not Offered Hereby***			1 Mo. LIBOR
M-4	Floater	15,387,000	A/A1	4.19 / 4.57	42 - 65 / 42 - 121	14.90%	1 Mo. LIBOR
M-5	Floater	4,265,000	A-/A2	4.03 / 4.40	40 - 65 / 40 - 113	13.50%	1 Mo. LIBOR
B-1	Floater	6,703,000	BBB+/A3	***Not Offered Hereby***			1 Mo. LIBOR
B-2	Floater	4,570,000	BBB/Baa1	***Not Offered Hereby***			1 Mo. LIBOR
B-3	Floater	4,113,000	BBB-/Baa2	***Not Offered Hereby***			1 Mo. LIBOR
B-4	Fixed	8,531,000	BB+/Ba1	***Not Offered Hereby***			Fixed Rate
B-5	Fixed	3,351,000	BB/Ba2	***Not Offered Hereby***			Fixed Rate
Notes:
(1)	Certificates are priced to the first 10% Optional Clean-up Call Date.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Bond sizes subject to a variance of plus or minus 10%.

Issuer:	Morgan Stanley Mortgage Loan Trust Series 2007-4SL

Depositor:	Morgan Stanley Capital I Inc.

Top Contributors:	Morgan Stanley Mortgage Capital	99.52%
	Other	0.48%

Servicer:	GMAC Mortgage Corporation is expected to be the initial servicer of all of the Mortgage Loans.

Trustee:	LaSalle Bank National Association

Manager:	Morgan Stanley

Auction Administrator:	LaSalle Bank National Association

Rating Agencies:	Standard & Poor’s Ratings Services (a division of the McGraw Hill Companies, Inc.) and Moody’s Investors Service, Inc.

Class M Certificates:	The Class M-1, M-2, M-3, M-4 and M-5 Certificates

Class B Certificates:	The Class B-1, B-2, B-3, B-4 and B-5 Certificates

Subordinate Certificates:	The Class M and B Certificates

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Offered Certificates:	The Class A, M-1, M-4, and M-5 Certificates

LIBOR Certificates:	The Class A, M and B Certificates (except the Class B-4 and B-5 Certificates)

Fixed Rate Certificates:	The Class B-4 and B-5 Certificates

Expected Closing Date:	February 28, 2007 through DTC and, upon request, Euroclear or Clearstream. The LIBOR Certificates will be sold without accrued interest.

Cut-off Date:	February 1, 2007

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning March 26, 2007.

Final Scheduled Distribution Date:	The Distribution Date occurring in January 2037.

Optional Clean-up Call Date:
Each Distribution Date when the current aggregate principal balance of the Mortgage Loans and any related REO Properties is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination of the Trust Fund by Purchaser or Auction:
Commencing with the first Optional Clean-up Call Date, the Auction Administrator shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to Mortgage Loans remaining in the trust fund (collectively, the “Assets”), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Optional Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

Commencing with the first Distribution Date following the first Optional Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Assets for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any related unreimbursed servicing advances.

Minimum Auction Price:
For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to in the trust fund being purchased, (c) any related unreimbursed servicing advances and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Due Period:	For any Distribution Date, the period beginning the second day of the calendar month preceding and ending the first day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the LIBOR Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an Actual/360 day count basis).

For the Fixed Rate Certificates and any Distribution Date, the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:	0 day delay for LIBOR Certificates. 24 day delay for Fixed Rate Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Mortgage Loans:
The Trust will consist of a single group of collateral. The LIBOR Certificates and Fixed Rate Certificates herein represent interest in the “Mortgage Loans.” As of the Cut-off Date, the “Mortgage Loans” consist of fixed rate residential, second-lien mortgage loans with a principal balance of approximately $304,711,327.

Pricing Prepayment Speed:	Fixed Rate Mortgage Loans: CPR starting at approximately 20% CPR in month 1 and increasing to 35% CPR in month 12 (approximately 15%/11 increase for each month), and remaining at 35% CPR thereafter

Credit Enhancement:
The LIBOR Certificates and Fixed Rate Certificates are credit enhanced by:
1)  Net monthly excess cashflow from the Mortgage Loans,
2)  Approximately 4.55% initial overcollateralization. On and after the Stepdown Date, so long as a Trigger Event is    not in effect, the required overcollateralization will equal 9.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:
The later to occur of:
(x)  The earlier of:
   (a)  The Distribution Date occurring in March 2010; and
   (b)  The Distribution Date following the Distribution Date on which the Aggregate Class Principal Balance of the Class A Certificates is zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the LIBOR Certificates and the Fixed Rate Certificates on the applicable Distribution Date) is greater than or equal to approximately 64.10%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 12.48% of the prior period’s Senior Enhancement Percentage. The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

Months 25 - 36        2.35% for the first month, plus an additional 0.19167% for each month thereafter
Months 37 - 48        4.65% for the first month, plus an additional 0.15833% for each month thereafter
Months 49 - 60        6.55% for the first month, plus an additional 0.15417% for each month thereafter
Months 61 - 72        8.40% for the first month, plus an additional 0.07500% for each month thereafter
Months 73 - thereafter      9.30%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Initial Subordination Percentage:	Class A: 32.05% Class M-1: 26.95% Class M-2: 22.15% Class M-3: 19.95% Class M-4: 14.90% Class M-5: 13.50% Class B-1: 11.30% Class B-2: 9.80% Class B-3: 8.45% Class B-4: 5.65% Class B-5: 4.55%

Step-up Coupons:
For all LIBOR Certificates the coupon will increase after the first Optional Clean-up Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Classes of LIBOR Certificates after the first Optional Clean-up Call Date and increase 50bps for the Fixed Rate Certificates.

Class A Pass-Through Rate:
The Class A Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-4 Pass-Through Rate:
The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-5 Pass-Through Rate:
The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Net Wac Cap:
As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less servicing and other fee rates on an Actual/360 basis for the LIBOR Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class A, M-1, M-2, M-3, M-4, M-5, B-1, B-2, and B-3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the basis risk carry forward amount for each of the Class A, M-1, M-2, M-3, M-4, M-5, B-1, B-2, and B-3 Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Class at such Class’s applicable Pass-Through Rate (without regard to the Net Wac Cap) over interest due such Class at a rate equal to the Net Wac Cap;
(ii)  Any Basis Risk Carry Forward Amount for such Class remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the Class’ applicable Pass-Through Rate for that Distribution Date (without regard to the Net Wac Cap).

Interest Distributions on LIBOR Certificates and the Fixed Rate Certificates:
On each Distribution Date and after payments of servicing and other expenses, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)      To the Class A Certificates, its Accrued Certificate Interest;
(ii)     To the Class M-1 Certificates, its Accrued Certificate Interest;
(iii)    To the Class M-2 Certificates, its Accrued Certificate Interest;
(iv)    To the Class M-3 Certificates, its Accrued Certificate Interest;
(v)     To the Class M-4 Certificates, its Accrued Certificate Interest;
(vi)    To the Class M-5 Certificates, its Accrued Certificate Interest;
(vii)   To the Class B-1 Certificates, its Accrued Certificate Interest;
(viii)  To the Class B-2 Certificates, its Accrued Certificate Interest;
(ix)     To the Class B-3 Certificates, its Accrued Certificate Interest;
(x)      To the Class B-4 Certificates, its Accrued Certificate Interest; and
(xi)     To the Class B-5 Certificates, its Accrued Certificate Interest.

Principal Distributions on LIBOR Certificates and Fixed Rate Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to the Class A Certificates, until the Class Principal Balances have been reduced to zero;
(ii)      to the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(iii)     to the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(iv)     to the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(v)      to the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(vi)     to the Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(vii)    to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(viii)   to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(ix)      to the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(x)       to the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(xi)      to the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
(xii)    any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to the Class A Certificates the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until the aggregate Class Principal Balance thereof have been reduced to zero;
(ii)  to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(iii)  to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

(iv)      to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(v)       to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vi)      to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vii)     to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(viii)    to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(ix)       to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(x)       to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(xi)       to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
(xii)     any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)         to pay the holders of the LIBOR Certificates and Fixed Rate Certificates in respect of principal (in the order of priority as described above under “Principal Distributions on the LIBOR Certificates and Fixed Rate Certificates”), until the target overcollateralization amount has been achieved;
(ii)        to the Class M-1 Certificates, the unpaid interest shortfall amount;
(iii)       to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
(iv)       to the Class M-2 Certificates, the unpaid interest shortfall amount;
(v)        to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
(vi)       to the Class M-3 Certificates, the unpaid interest shortfall amount;
(vii)      to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
(viii)     to the Class M-4 Certificates, the unpaid interest shortfall amount;
(ix)        to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
(x)         to the Class M-5 Certificates, the unpaid interest shortfall amount;
(xi)        to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;
(xii)       to the Class B-1 Certificates, the unpaid interest shortfall amount;
(xiii)      to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
(xiv)      to the Class B-2 Certificates, the unpaid interest shortfall amount;
(xv)       to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
(xvi)      to the Class B-3 Certificates, the unpaid interest shortfall amount;
(xvii)     to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
(xviii)    to the Class B-4 Certificates, the unpaid interest shortfall amount;
(xix)       to the Class B-4 Certificates, the allocated unreimbursed realized loss amount;
(xx)        to the Class B-5 Certificates, the unpaid interest shortfall amount;
(xxi)       to the Class B-5 Certificates, the allocated unreimbursed realized loss amount;
(xxii)      any Class A Basis Risk Carry Forward Amount;
(xxiii)     sequentially, to Classes M-1, M-2, M-3, M-4, M-5, B-1, B-2 and B-3 Certificates, in such order, in each case an amount up to the amount of the Basis Risk Carry Forward Amount for such Class;
(xxiv)    to the Class OC and Class P Certificates as provided for in the Trust Agreement; and
(xxv)     to the holders of the Class R Certificates, any remaining amounts.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each Class of the LIBOR Certificates and Fixed Rate Certificates, the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state law allocated to such Class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available from the Mortgage Loans for distribution on such Distribution Date remaining after making all distributions of interest and principal on the LIBOR Certificates and Fixed Rate Certificates.

Extra Principal Distribution Amount:
For any Distribution Date and the LIBOR Certificates and Fixed Rate Certificates the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and other fees and expenses), over (y) the sum of interest payable on the LIBOR Certificates and Fixed Rate Certificates on such Distribution Date and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount:	The excess of the (i) target overcollateralization amount over (ii) the current overcollateralization amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization amount over (ii) the target overcollateralization amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 35.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 46.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 55.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Class B-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (x) the Class Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (xi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,523,557.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers related to the Mortgage Loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Trust Tax Status:	REMIC.

ERISA Eligibility:
Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:	It is anticipated that none of the Offered Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2007-4SL TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed subprime mortgage loans secured by second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Seconds.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To CALL
	PPC	25%	50%	75%	100%	125%	150%	175%
A	WAL (yrs)	5.62	3.21	2.00	1.17	0.91	0.73	0.60
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	10/25/2021	7/25/2018	8/25/2014	11/25/2009	3/25/2009	10/25/2008	6/25/2008
	Window	1 - 176	1 - 137	1 - 90	1 - 33	1 - 25	1 - 20	1 - 16
M-1	WAL	12.18	7.53	5.43	5.03	3.84	2.86	2.31
	First Payment Date	3/25/2014	10/25/2010	3/25/2011	11/25/2009	3/25/2009	10/25/2008	6/25/2008
	Expected Final Maturity	10/25/2021	7/25/2018	8/25/2014	7/25/2012	3/25/2011	5/25/2010	9/25/2009
	Window	85 - 176	44 - 137	49 - 90	33 - 65	25 - 49	20 - 39	16 - 31
M-4	WAL	12.18	7.53	5.09	4.19	3.16	2.53	2.01
	First Payment Date	3/25/2014	10/25/2010	7/25/2010	8/25/2010	9/25/2009	3/25/2009	10/25/2008
	Expected Final Maturity	10/25/2021	7/25/2018	8/25/2014	7/25/2012	3/25/2011	5/25/2010	9/25/2009
	Window	85 - 176	44 - 137	41 - 90	42 - 65	31 - 49	25 - 39	20 - 31
M-5	WAL	12.18	7.53	5.05	4.03	3.05	2.43	1.94
	First Payment Date	3/25/2014	10/25/2010	6/25/2010	6/25/2010	9/25/2009	3/25/2009	10/25/2008
	Expected Final Maturity	10/25/2021	7/25/2018	8/25/2014	7/25/2012	3/25/2011	5/25/2010	9/25/2009
	Window	85 - 176	44 - 137	40 - 90	40 - 65	31 - 49	25 - 39	20 - 31

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To MATURITY
	PPC	25%	50%	75%	100%	125%	150%	175%
A	WAL (yrs)	5.76	3.34	2.15	1.17	0.91	0.73	0.60
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	2/25/2034	4/25/2025	9/25/2021	11/25/2009	3/25/2009	10/25/2008	6/25/2008
	Window	1 - 324	1 - 218	1 - 175	1 - 33	1 - 25	1 - 20	1 - 16
M-1	WAL	12.72	8.01	5.99	6.90	5.29	3.93	3.17
	First Payment Date	3/25/2014	10/25/2010	3/25/2011	11/25/2009	3/25/2009	10/25/2008	6/25/2008
	Expected Final Maturity	10/25/2032	6/25/2023	8/25/2021	3/25/2019	4/25/2016	4/25/2014	10/25/2012
	Window	85 - 308	44 - 196	49 - 174	33 - 145	25 - 110	20 - 86	16 - 68
M-4	WAL	12.67	7.98	5.61	4.57	3.46	2.75	2.19
	First Payment Date	3/25/2014	10/25/2010	7/25/2010	8/25/2010	9/25/2009	3/25/2009	10/25/2008
	Expected Final Maturity	10/25/2030	11/25/2021	12/25/2020	3/25/2017	10/25/2014	2/25/2013	11/25/2011
	Window	85 - 284	44 - 177	41 - 166	42 - 121	31 - 92	25 - 72	20 - 57
M-5	WAL	12.64	7.98	5.56	4.40	3.34	2.64	2.11
	First Payment Date	3/25/2014	10/25/2010	6/25/2010	6/25/2010	9/25/2009	3/25/2009	10/25/2008
	Expected Final Maturity	4/25/2029	10/25/2021	2/25/2020	7/25/2016	4/25/2014	9/25/2012	7/25/2011
	Window	85 - 266	44 - 176	40 - 156	40 - 113	31 - 86	25 - 67	20 - 53

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Collateral Net WAC Cap Rate (Actual/360) (1)

Month	(%)	Month	(%)	Month	(%)
1	13.159	23	10.618	45	10.620
2	10.613	24	10.619	46	10.974
3	10.968	25	11.756	47	10.621
4	10.615	26	10.619	48	10.621
5	10.970	27	10.973	49	11.759
6	10.616	28	10.619	50	10.621
7	10.617	29	10.973	51	10.975
8	10.971	30	10.619	52	10.621
9	10.617	31	10.619	53	10.975
10	10.971	32	10.973	54	10.621
11	10.618	33	10.619	55	10.621
12	10.618	34	10.973	56	10.976
13	11.350	35	10.619	57	10.622
14	10.618	36	10.620	58	10.976
15	10.972	37	11.757	59	10.622
16	10.618	38	10.620	60	10.622
17	10.972	39	10.974	61	11.355
18	10.618	40	10.620	62	10.623
19	10.618	41	10.974	63	10.977
20	10.972	42	10.620	64	10.623
21	10.618	43	10.620	65	10.978
22	10.972	44	10.974	-	-

Assumes:
(1)	100% PPC

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

LIBOR Certificates Net WAC Cap Rate (Actual/360) (1)(2)

Month	(%)	Month	(%)	Month	(%)
1	5.731	23	12.273	45	16.688
2	11.324	24	12.349	46	17.245
3	11.726	25	13.760	47	16.689
4	11.373	26	12.512	48	16.690
5	11.781	27	13.021	49	18.479
6	11.431	28	12.694	50	16.691
7	11.463	29	13.220	51	17.248
8	11.880	30	12.898	52	16.693
9	11.533	31	13.010	53	17.251
10	11.957	32	13.565	54	16.696
11	11.611	33	13.253	55	16.698
12	11.653	34	72.461	56	17.262
13	12.503	35	52.538	57	16.716
14	11.742	36	17.258	58	17.287
15	12.184	37	18.694	59	16.736
16	11.841	38	16.683	60	16.738
17	12.290	39	17.240	61	17.894
18	11.950	40	16.684	62	16.741
19	12.008	41	17.241	63	17.300
20	12.472	42	16.686	64	16.743
21	12.134	43	16.686	65	17.303
22	12.609	44	17.243	-	-

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 20% beginning in month 2

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Excess Spread Before Losses (%)(1)

Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread (%)[2]	Excess Spread (%)[3]
1	6.321	6.321	23	5.242	5.691	45	5.113	5.420
2	5.272	5.256	24	5.240	5.687	46	5.296	5.585
3	5.446	5.428	25	5.732	6.127	47	5.138	5.427
4	5.272	5.258	26	5.235	5.659	48	5.149	5.427
5	5.445	5.457	27	5.396	5.793	49	5.661	5.904
6	5.271	5.294	28	5.229	5.628	50	5.151	5.411
7	5.270	5.320	29	5.388	5.765	51	5.322	5.565
8	5.442	5.549	30	5.223	5.605	52	5.153	5.395
9	5.268	5.409	31	5.220	5.596	53	5.323	5.550
10	5.439	5.612	32	5.377	5.735	54	5.153	5.379
11	5.265	5.507	33	5.214	5.573	55	5.154	5.372
12	5.264	5.550	34	5.374	5.706	56	5.324	5.530
13	5.604	5.903	35	5.003	5.345	57	5.154	5.361
14	5.260	5.613	36	4.854	5.199	58	5.325	5.521
15	5.429	5.798	37	5.390	5.710	59	5.155	5.354
16	5.257	5.656	38	4.901	5.259	60	5.156	5.352
17	5.424	5.818	39	5.142	5.484	61	5.497	5.679
18	5.253	5.667	40	5.018	5.363	62	5.157	5.350
19	5.251	5.672	41	5.236	5.562	63	5.328	5.513
20	5.417	5.832	42	5.080	5.408	64	5.158	5.347
21	5.247	5.683	43	5.091	5.412	65	5.329	5.510
22	5.411	5.840	44	5.274	5.579

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 5.32%
(3)	Forward LIBOR

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the Mortgage Loans at which the first dollar or more of loss is incurred. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 100% P&I advancing (3) 100% loss severity, (4) 6-month lag from default to loss, (5) triggers fail (i.e., no stepdown), and (6) to maturity.

	Static LIBOR = 5.32%			FWD LIBOR
Class	CDR %	Cumulative Loss %	Class	CDR %	Cumulative Loss %
A	22.75	38.49	A	23.08	38.88
M-1	18.98	33.75	M-1	19.31	34.19
M-4	11.21	22.30	M-4	11.51	22.79
M-5	10.36	20.88	M-5	10.65	21.36

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Collateral Summary

Aggregate Outstanding Principal Balance	$304,711,327
Aggregate Original Principal Balance	$305,921,191
Number of Mortgage Loans	5,144

	Average	Maximum	Minimum
Original Principal Balance	$59,471	$500,000	$7,500
Outstanding Principal Balance	$59,236	$497,722	$2,302
	Weighted Average	Maximum	Minimum
Original Term (mos)	218	360	120
Stated Remaining Term (mos)	213	358	116
Loan Age (mos)	5	22	2
Current Interest Rate	11.466%	18.500%	5.500%
Combined Original Loan-to-Value	97.03%	100.00%	20.00%
Credit Score	702	820	600

		Earliest	Latest
Maturity Date		10-01-2016	12-01-2036

Lien Position	Percent of Mortgage Pool	Documentation Type	Percent of Mortgage Pool
2nd Lien	100.00%	Full/Alt/Lite	20.80%
		Limited	45.84%
Occupancy	Percent of Mortgage Pool	No Ratio	18.82%
Primary	82.76%	Stated Income/Stated Asset	7.34%
Second Home	4.34%	No Documentation	7.20%
Investment	12.90%
		Property Type	Percent of Mortgage Pool
Loan Purpose	Percent of Mortgage Pool	Single Family Residence	55.27%
Purchase	78.98%	PUD	23.45%
Refinance - Rate/Term	3.13%	Condominium	8.50%
Refinance - Cashout	17.90%	Two-to-Four Family	12.63%
		Townhouse	0.15%
Loan Type	Percent of Mortgage Pool
Fixed Rate	100.00%	Amortization Type	Percent of Mortgage Pool
		Fully Amortizing	28.32%
		Balloon	71.68%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Summary Statistics
Total Current Balance: 304,711,327.18
Total Original Balance: 305,921,191.10
Number of Mortgage Loans: 5,144
Minimum Original Balance: 7,500.00
Maximum Original Balance: 500,000.00
Average Original Balance: 59,471.46
Average Current Balance: 59,236.26
Weighted Average Original Term: 218
Weighted Average Stated Remaining Term: 213
Weighted Average Seasoning: 5
Minimum Current Rate: 5.500
Maximum Current Rate: 18.500
Weighted Average Current Rate: 11.466
Weighted Average Combined LTV: 97.03
Net-Zero Weighted Average FICO: 702
Second Liens as Percent of Pool: 100.00
Percent Owner: 82.76
Percent Second Home: 4.34
Percent Investor: 12.90
Percent Fixed Rate: 100.00
Percent Interest Only: 12.63
Percent Fully Amortizing: 28.32
Percent Balloon: 71.68
Percent Full-Alt Documentation: 20.59
Percent Purchase: 78.98
Percent Rate Term Refinance: 3.13
Percent Cashout Refinance: 17.90

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Morgan Stanley	5,122	303,250,306.89	99.52	59,205.45	11.467	20.60	97.06	702
Other	22	1,461,020.29	0.48	66,410.01	11.161	62.43	91.43	687
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
5.001—5.500	1	32,668.56	0.01	32,668.56	5.500	100.00	99.99	755
5.501—6.000	1	69,886.42	0.02	69,886.42	6.000	100.00	94.98	700
6.001—6.500	5	298,219.94	0.10	59,643.99	6.411	72.34	76.16	727
6.501—7.000	10	1,083,015.16	0.36	108,301.52	6.785	88.95	82.73	735
7.001—7.500	38	2,176,000.08	0.71	57,263.16	7.300	70.80	89.94	756
7.501—8.000	106	5,688,149.54	1.87	53,661.79	7.832	71.27	92.39	741
8.001—8.500	140	7,090,631.69	2.33	50,647.37	8.341	67.15	94.96	735
8.501—9.000	220	12,432,614.88	4.08	56,511.89	8.861	44.85	95.92	728
9.001—9.500	307	17,475,848.49	5.74	56,924.59	9.349	39.07	95.76	719
9.501—10.000	465	25,547,229.65	8.38	54,940.28	9.842	41.79	97.29	707
10.001—10.500	344	20,387,284.46	6.69	59,265.36	10.354	22.95	97.11	706
10.501—11.000	543	34,745,637.73	11.40	63,988.28	10.827	15.84	97.19	706
11.001—11.500	496	31,188,121.41	10.24	62,879.28	11.337	13.18	97.77	695
11.501—12.000	561	36,024,305.48	11.82	64,214.45	11.843	13.15	97.70	698
12.001—12.500	377	25,519,916.13	8.38	67,692.09	12.351	10.98	97.43	694
12.501—13.000	480	29,517,114.28	9.69	61,493.99	12.847	10.35	97.74	692
13.001—13.500	298	16,088,395.70	5.28	53,987.91	13.353	5.58	97.63	695
13.501—14.000	381	21,012,119.43	6.90	55,149.92	13.848	8.09	97.38	684
14.001—14.500	199	9,521,023.69	3.12	47,844.34	14.344	8.91	97.33	686
14.501—15.000	96	4,922,203.01	1.62	51,272.95	14.789	4.42	98.01	671
15.001 >=	76	3,890,941.45	1.28	51,196.60	15.987	3.01	96.31	697
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 5.500 Maximum: 18.500 Weighted Average by Current Balance: 11.466

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
120	1	53,569.00	0.02	53,569.00	13.500	0.00	95.00	686
180	3,969	238,505,867.45	78.27	60,092.18	11.491	20.73	97.04	701
240	83	2,821,887.75	0.93	33,998.65	11.214	50.57	98.03	695
300	3	354,488.54	0.12	118,162.85	9.931	0.00	83.54	697
360	1,088	62,975,514.44	20.67	57,881.91	11.389	19.87	97.03	706
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 120 Maximum: 360 Weighted Average by Current Balance: 218

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
110—121	1	53,569.00	0.02	53,569.00	13.500	0.00	95.00	686
158—169	96	5,333,312.91	1.75	55,555.34	10.694	14.36	97.34	714
170—181	3,873	233,172,554.54	76.52	60,204.64	11.509	20.88	97.03	700
218—229	2	68,355.40	0.02	34,177.70	11.969	100.00	93.61	635
230—241	81	2,753,532.35	0.90	33,994.23	11.196	49.34	98.14	697
290—301	3	354,488.54	0.12	118,162.85	9.931	0.00	83.54	697
338—349	7	477,507.80	0.16	68,215.40	10.744	23.10	99.16	748
350—361	1,081	62,498,006.64	20.51	57,814.99	11.394	19.85	97.01	706
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 116 Maximum: 358 Weighted Average by Current Balance: 213

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	739	13,423,205.36	4.41	18,164.01	11.784	34.60	94.58	700
25,000.01—50,000.00	1,961	72,275,786.87	23.72	36,856.60	11.389	32.69	97.42	700
50,000.01—75,000.00	1,201	73,689,136.14	24.18	61,356.48	11.377	22.00	97.92	698
75,000.01—100,000.00	621	53,856,387.42	17.67	86,725.26	11.433	15.68	97.99	698
100,000.01—125,000.00	276	30,888,043.07	10.14	111,913.20	11.491	11.94	97.75	708
125,000.01—150,000.00	169	23,263,272.11	7.63	137,652.50	11.522	8.96	97.13	711
150,000.01—175,000.00	57	9,246,256.60	3.03	162,215.03	11.863	10.47	96.47	710
175,000.01—200,000.00	61	11,686,150.90	3.84	191,576.24	12.226	13.08	93.08	696
200,000.01—250,000.00	30	6,848,817.96	2.25	228,293.93	11.171	9.94	95.25	713
250,000.01—300,000.00	15	4,257,700.60	1.40	283,846.71	11.348	6.06	93.38	722
300,000.01—400,000.00	12	4,362,213.80	1.43	363,517.82	11.596	17.14	86.15	702
400,000.01—500,000.00	2	914,356.35	0.30	457,178.18	7.920	54.43	84.84	776
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 7,500.00 Maximum: 500,000.00 Average: 59,471.46

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	764	14,006,896.28	4.60	18,333.63	11.770	34.22	94.60	701
25,000.01—50,000.00	1,942	71,939,131.30	23.61	37,043.84	11.387	32.76	97.45	700
50,000.01—75,000.00	1,200	73,774,145.36	24.21	61,478.45	11.374	22.23	97.91	698
75,000.01—100,000.00	619	53,754,288.03	17.64	86,840.53	11.432	15.20	97.99	698
100,000.01—125,000.00	274	30,713,277.57	10.08	112,092.25	11.502	12.01	97.75	707
125,000.01—150,000.00	168	23,208,092.43	7.62	138,143.41	11.528	8.98	97.17	711
150,000.01—175,000.00	57	9,246,256.60	3.03	162,215.03	11.863	10.47	96.47	710
175,000.01—200,000.00	61	11,686,150.90	3.84	191,576.24	12.226	13.08	93.08	696
200,000.01—250,000.00	30	6,848,817.96	2.25	228,293.93	11.171	9.94	95.25	713
250,000.01—300,000.00	15	4,257,700.60	1.40	283,846.71	11.348	6.06	93.38	722
300,000.01—400,000.00	12	4,362,213.80	1.43	363,517.82	11.596	17.14	86.15	702
400,000.01—500,000.00	2	914,356.35	0.30	457,178.18	7.920	54.43	84.84	776
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 2,301.71 Maximum: 497,721.63 Average: 59,236.26

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Fixed—10 Year	1	53,569.00	0.02	53,569.00	13.500	0.00	95.00	686
Fixed—15 Year	32	1,074,775.95	0.35	33,586.75	10.644	37.06	94.76	708
Fixed—20 Year	82	2,781,880.35	0.91	33,925.37	11.221	51.30	98.00	696
Fixed—25 Year	1	61,488.54	0.02	61,488.54	13.000	0.00	100.00	702
Fixed—30 Year	857	44,692,008.43	14.67	52,149.37	11.297	21.96	97.15	706
Interest Only Fixed—15 Year	248	19,038,889.74	6.25	76,769.72	10.968	11.92	97.11	707
Interest Only Fixed—25 Year	2	293,000.00	0.10	146,500.00	9.288	0.00	80.09	696
Interest Only Fixed—30 Year	231	18,283,506.01	6.00	79,149.38	11.613	14.78	96.72	708
Interest Only Balloon—15/30	13	880,383.10	0.29	67,721.78	11.241	12.61	98.96	699
Balloon—15/30	3,676	217,511,818.66	71.38	59,170.79	11.541	21.46	97.04	700
Balloon—20/30	1	40,007.40	0.01	40,007.40	10.750	0.00	100.00	677
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	4,650	266,215,548.33	87.37	57,250.66	11.494	21.90	97.06	701
60	262	20,119,272.84	6.60	76,791.12	10.954	11.83	96.93	707
120	232	18,376,506.01	6.03	79,209.08	11.611	14.71	96.74	708
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Geographic Distribution by Balance	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
California	655	58,825,483.70	19.31	89,809.90	10.902	18.83	96.71	701
New York	271	27,575,633.86	9.05	101,755.11	11.684	9.76	97.23	701
Florida	476	25,197,933.51	8.27	52,936.84	12.139	12.81	96.46	703
Maryland	265	19,137,328.84	6.28	72,216.34	11.599	12.54	97.46	705
Virginia	271	18,267,850.52	6.00	67,409.04	11.670	12.54	97.51	700
New Jersey	225	15,058,815.94	4.94	66,928.07	11.561	19.01	97.20	703
Arizona	210	12,569,011.58	4.12	59,852.44	11.681	19.70	96.13	707
Georgia	304	12,241,148.22	4.02	40,266.93	11.722	33.00	98.51	696
Texas	331	10,875,110.11	3.57	32,855.32	11.272	26.87	97.58	698
Nevada	167	10,714,714.01	3.52	64,159.96	11.464	21.37	97.21	694
Illinois	173	9,605,186.17	3.15	55,521.31	11.584	17.78	97.56	703
Colorado	155	8,243,802.12	2.71	53,185.82	11.717	28.08	95.95	708
Washington	138	7,784,799.89	2.55	56,411.59	11.340	24.53	97.60	691
Massachusetts	111	7,258,015.70	2.38	65,387.53	11.659	16.75	95.33	702
North Carolina	143	6,461,138.09	2.12	45,182.78	11.919	27.19	97.50	701
Minnesota	137	6,037,883.87	1.98	44,072.15	9.971	61.34	96.20	708
Oregon	93	5,374,966.29	1.76	57,795.34	11.453	20.82	97.09	709
Utah	92	4,930,770.10	1.62	53,595.33	11.145	29.40	95.86	716
Michigan	104	4,148,950.98	1.36	39,893.76	11.542	41.36	97.90	698
Pennsylvania	94	3,789,014.66	1.24	40,308.67	11.720	29.54	97.54	701
Connecticut	39	3,166,992.64	1.04	81,204.94	11.500	15.51	93.86	715
South Carolina	80	2,809,564.86	0.92	35,119.56	12.238	26.83	97.43	708
Ohio	64	2,141,664.73	0.70	33,463.51	11.374	40.32	97.81	700
Missouri	56	1,991,253.38	0.65	35,558.10	10.992	47.04	96.84	695
District of Columbia	24	1,942,192.36	0.64	80,924.68	11.711	13.04	97.31	693
Idaho	36	1,583,975.80	0.52	43,999.33	11.557	36.84	97.54	697
New Mexico	34	1,475,005.79	0.48	43,382.52	11.654	12.56	97.73	710
Rhode Island	26	1,448,428.80	0.48	55,708.80	10.828	25.99	97.68	697
Hawaii	12	1,391,705.07	0.46	115,975.42	11.372	7.50	97.34	717
Wisconsin	37	1,371,968.41	0.45	37,080.23	11.793	51.23	98.60	687
New Hampshire	22	1,334,389.46	0.44	60,654.07	12.144	11.17	98.42	691
Louisiana	37	1,312,771.40	0.43	35,480.31	11.635	19.34	98.16	705
Delaware	22	1,240,606.96	0.41	56,391.23	11.923	22.11	98.18	700
Oklahoma	38	1,071,076.75	0.35	28,186.23	10.461	65.29	98.86	703
Tennessee	32	1,013,134.96	0.33	31,660.47	10.081	42.74	97.12	679
Indiana	34	850,834.33	0.28	25,024.54	12.042	34.05	97.21	690
Alabama	19	556,555.30	0.18	29,292.38	11.207	46.51	99.49	681
Kentucky	19	546,010.47	0.18	28,737.39	11.541	54.16	96.38	698
Iowa	16	524,029.69	0.17	32,751.86	11.183	33.02	98.77	733
Maine	14	512,992.16	0.17	36,642.30	12.217	11.21	97.41	719
Montana	8	452,200.24	0.15	56,525.03	11.265	28.44	99.32	689
Wyoming	11	401,634.25	0.13	36,512.20	12.690	7.49	97.15	692
Mississippi	11	320,175.40	0.11	29,106.85	11.316	12.54	97.90	700
West Virginia	9	271,992.20	0.09	30,221.36	12.848	50.06	94.88	690
Kansas	9	253,578.21	0.08	28,175.36	10.034	68.72	97.08	716
Arkansas	5	172,351.51	0.06	34,470.30	11.317	92.24	98.26	724
Alaska	4	144,813.30	0.05	36,203.33	11.060	79.65	84.02	720
South Dakota	4	123,055.58	0.04	30,763.90	12.100	57.10	99.07	631
North Dakota	4	107,560.82	0.04	26,890.21	8.841	77.85	99.08	732
Nebraska	2	50,283.59	0.02	25,141.80	11.998	47.19	100.00	644
Other	1	30,970.60	0.01	30,970.60	14.750	0.00	100.00	657
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Number of States Represented: 51

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
15.01—20.00	1	28,844.64	0.01	28,844.64	8.125	0.00	20.00	731
25.01—30.00	1	31,223.45	0.01	31,223.45	12.125	0.00	25.34	673
35.01—40.00	6	582,309.11	0.19	97,051.52	10.221	69.49	39.85	713
40.01—45.00	1	59,553.27	0.02	59,553.27	8.750	0.00	43.98	700
45.01—50.00	1	34,742.05	0.01	34,742.05	6.500	100.00	45.85	794
50.01—55.00	4	320,570.44	0.11	80,142.61	7.543	50.39	52.68	722
55.01—60.00	1	49,648.75	0.02	49,648.75	6.750	100.00	56.26	805
60.01—65.00	4	428,247.80	0.14	107,061.95	8.733	69.69	62.85	710
65.01—70.00	2	265,380.23	0.09	132,690.12	11.089	0.00	68.65	710
70.01—75.00	19	2,751,249.76	0.90	144,802.62	9.491	21.97	72.87	704
75.01—80.00	46	4,812,483.33	1.58	104,619.20	10.032	14.87	79.17	702
80.01—85.00	84	4,243,430.67	1.39	50,517.03	10.848	12.40	83.95	696
85.01—90.00	648	30,492,975.89	10.01	47,057.06	11.338	14.81	89.63	705
90.01—95.00	877	45,534,045.49	14.94	51,920.23	11.919	19.04	94.73	710
95.01—100.00	3,449	215,076,622.30	70.58	62,359.13	11.475	22.04	99.91	699
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 20.00 Maximum: 100.00 Weighted Average by Current Balance: 97.03

Junior Lien Ratio	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—5.00	34	629,224.63	0.21	18,506.61	9.613	36.39	82.94	708
5.01—10.00	421	14,794,059.93	4.86	35,140.28	10.683	17.64	87.05	703
10.01—15.00	688	32,890,245.98	10.79	47,805.59	11.254	22.86	92.24	699
15.01—20.00	3,240	195,524,002.67	64.17	60,346.91	11.403	23.89	98.80	698
20.01—25.00	412	30,691,580.18	10.07	74,494.13	12.273	8.99	94.95	717
25.01—30.00	308	24,417,258.34	8.01	79,276.81	11.884	8.38	99.25	713
30.01—35.00	30	4,006,675.78	1.31	133,555.86	11.097	28.97	93.39	698
35.01—40.00	7	1,232,785.09	0.40	176,112.16	10.038	29.41	90.45	739
40.01—45.00	1	36,994.45	0.01	36,994.45	14.500	0.00	95.00	677
45.01—50.00	1	139,076.32	0.05	139,076.32	11.500	0.00	100.00	715
50.01 >=	2	349,423.81	0.11	174,711.91	11.447	0.00	96.19	730
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Minimum: 1.53 Maximum: 60.53 Weighted Average by Current Balance: 20.22

Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Purchase	4,135	240,649,536.11	78.98	58,198.19	11.582	19.03	98.17	705
Refinance—Cashout	820	54,531,639.05	17.90	66,502.00	11.085	26.18	92.43	692
Refinance—Rate Term	189	9,530,152.02	3.13	50,424.08	10.707	34.84	94.66	691
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Single Family Residence	2,931	168,415,131.35	55.27	57,459.96	11.264	23.60	97.02	700
Planned Unit Development	1,193	71,467,238.45	23.45	59,905.48	11.506	17.95	97.29	701
Condominium	500	25,894,340.30	8.50	51,788.68	11.767	21.87	97.05	706
2 Family	287	20,685,889.57	6.79	72,076.27	11.912	11.15	97.10	705
3 Family	135	12,129,277.46	3.98	89,846.50	12.084	12.17	96.81	706
4 Family	87	5,675,330.28	1.86	65,233.68	12.791	17.61	94.11	712
Townhouse	11	444,119.77	0.15	40,374.52	9.132	83.49	99.09	692
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Limited Documentation	2,218	139,674,029.43	45.84	62,972.96	11.604	0.00	97.34	697
No Ratio Documentation	809	57,342,888.41	18.82	70,881.20	11.961	0.00	97.12	708
Full Documentation	1,057	49,281,330.03	16.17	46,623.77	10.243	100.00	97.04	699
Stated Income/Stated Assets	365	22,364,877.22	7.34	61,273.64	11.900	0.00	96.39	706
No Documentation	418	21,941,164.45	7.20	52,490.82	12.518	0.00	95.30	723
Alternative Documentation	268	13,464,806.23	4.42	50,241.81	10.003	100.00	97.14	697
Lite Documentation	9	642,231.41	0.21	71,359.05	10.610	100.00	99.34	677
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Primary	3,969	252,178,877.07	82.76	63,537.13	11.190	21.95	97.67	698
Investment	941	39,318,843.17	12.90	41,784.11	12.986	15.54	93.25	718
Second Home	234	13,213,606.94	4.34	56,468.41	12.204	14.51	96.02	724
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

Seasoning	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
1—3	940	57,903,659.52	19.00	61,599.64	11.669	13.04	97.39	697
4—6	3,202	190,460,770.79	62.51	59,481.81	11.631	20.03	97.15	701
7—9	828	46,908,579.00	15.39	56,652.87	10.664	34.39	96.07	709
10—12	126	7,134,272.28	2.34	56,621.21	10.913	15.61	97.36	713
13—15	22	1,223,849.59	0.40	55,629.53	10.880	18.55	97.24	698
16—18	22	900,228.93	0.30	40,919.50	10.443	24.24	96.68	709
19—21	3	150,478.04	0.05	50,159.35	11.696	0.00	94.59	748
22—24	1	29,489.03	0.01	29,489.03	7.625	0.00	100.00	759
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Weighted Average by Current Balance: 5

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-4SL	MORGAN STANLEY
5,144 records Balance: $304,711,327

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	4,307	258,124,940.34	84.71	59,931.49	11.542	18.02	96.86	705
3	1	21,212.60	0.01	21,212.60	12.000	0.00	90.00	636
6	20	971,873.35	0.32	48,593.67	13.129	2.67	96.19	705
12	42	3,123,202.22	1.02	74,361.96	11.527	11.37	94.73	694
24	534	29,684,596.39	9.74	55,589.13	10.813	42.16	98.41	680
36	236	12,567,508.25	4.12	53,252.15	11.307	31.30	97.83	689
60	4	217,994.03	0.07	54,498.51	10.425	14.72	97.92	699
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
600—609	12	415,709.83	0.14	34,642.49	12.480	87.45	100.00	603
610—619	8	339,601.15	0.11	42,450.14	12.556	100.00	97.64	617
620—629	199	10,795,169.10	3.54	54,247.08	12.749	31.80	97.62	624
630—639	191	11,128,503.78	3.65	58,264.42	12.798	24.72	97.02	635
640—649	271	14,887,864.15	4.89	54,936.77	12.329	30.59	98.15	645
650—659	230	12,972,217.87	4.26	56,400.95	12.252	33.68	97.57	654
660—669	511	27,942,444.93	9.17	54,681.89	11.790	23.73	97.30	664
670—679	373	23,502,574.10	7.71	63,009.58	11.920	20.36	95.93	674
680—689	522	31,755,686.44	10.42	60,834.65	11.283	14.36	97.54	685
690—699	439	26,089,746.81	8.56	59,429.95	11.529	14.91	97.42	695
700—709	360	20,599,488.72	6.76	57,220.80	11.091	15.70	96.62	704
710—719	308	18,089,398.82	5.94	58,731.81	11.113	20.51	96.34	714
720—729	372	24,298,474.82	7.97	65,318.48	11.055	12.29	97.79	724
730—739	272	17,265,864.41	5.67	63,477.44	10.932	18.11	96.96	735
740 >=	1,076	64,628,582.25	21.21	60,063.74	10.926	22.67	96.47	766
Total:	5,144	304,711,327.18	100.00	59,236.26	11.466	20.80	97.03	702
Non-Zero Minimum: 600 Maximum: 820 Non-Zero Weighted Average by Current Balance: 702

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Morgan Stanley
Structured Finance
Valerie Kay	(212) 761-2162
Lydia Foo	(212) 761-1297
Albert Han	(212) 761-4023
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Robert Paterson	(212) 761-2057
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Chris Noe	(212) 761-1471

Rating Agencies
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Jacob Krayn	(212) 553-1379
Yvonne Zhang	(212) 553-4094

Standard and Poors
Errol Arne	(212) 438-2089

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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